SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 15, 1999

                             MONSTERDAATA.COM, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

Delaware                           033-01599                22-2732163
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(State or Other                    (Commission              (IRS Employer
Jurisdiction of                     File No.)                Identification No.)
Incorporation)

                     115 Stevens Avenue, Valhalla, NY 10595
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (914) 747-9100
       ------------------------------------------------------------------

         D-Vine, Ltd., 712 Fifth Avenue, Fifth Floor, New York, NY 10019
         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

This Current Report of MonsterDaata.com, Inc. ("Registrant") on Form 8-K describes changes in Registrant's certifying accountants (Items 4 and 7(c) below) and in Registrant's fiscal year (Item 8 below).

Registrant previously entered into an Acquisition Agreement and Plan of Reorganization, dated as of March 26, 1999, between Taconic Data Corp. ("Taconic"), Registrant and certain shareholders of Taconic and Registrant (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, Registrant acquired 99.2% of the issued and outstanding capital stock of Taconic, a privately-held corporation, in exchange for the issuance of an aggregate of 6,000,000 shares of Registrant's common stock (the "Acquisition"), which resulted in a change in control of Registrant (the former shareholders, directors and officers of Taconic now control Registrant). Registrant also filed a Certificate of Amendment to its Certificate of Incorporation, changing its corporate name from "D-Vine, Ltd." to "MonsterDaata.com, Inc." following the completion of the Acquisition. The Acquisition was deemed a reorganization or "reverse acquisition" for accounting purposes. As a result of the Acquisition, Registrant has elected to retain Taconic's current auditors to be Registrant's certifying accountants, and Registrant has elected to change its fiscal year end to December 31 to match Taconic's historical fiscal year end. These changes are described in Items 4 and 8 below.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective June 15, 1999, Thomas P. Monahan, Registrant's independent auditor for the fiscal year ended September 30, 1998, was dismissed by Registrant as part of Registrant's transition activities following the completion of the Acquisition. Effective June 15, 1999, the new Board of Directors of Registrant appointed Marcum & Kliegman, LLP, the independent auditors for Taconic, as Registrant's new independent auditors.

Registrant's financial statements prepared by Thomas P. Monahan contained no adverse opinion or disclaimer of opinion, or were qualified as to uncertainty, scope or accounting principals. The decision to change accountants was recommended by Registrant's new Board of Directors.

Registrant believes that there were no disagreements with Thomas P. Monahan within the meaning of Instruction 4 of Item 304 of Regulation S-B on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with audits of Registrant's financial statements for the fiscal year ended September 30, 1998, which disagreements, if not resolved to the satisfaction of Thomas P. Monahan, would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

Registrant has requested that Thomas P. Monahan furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated June 15, 1999, is filed as Exhibit (c)(1) to this Current Report.

ITEM 7(c). EXHIBITS

      Exhibit Number                      Description
      --------------                      -----------

          (c)(1)                          Letter on change in certifying
                                          accountant from Thomas P. Monahan


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

ITEM 8. CHANGE IN FISCAL YEAR

Effective June 15, 1999, Registrant's Board of Directors amended Registrant's By-laws, changing Registrant's fiscal year end from September 30 to December 31. This change was enacted in order to establish Registrant's fiscal year end to be consistent with Registrant's newly acquired principal operating company (Taconic). As a result of this change, Registrant intends to file quarterly reports for the six month period ending June 30, 1999 and the nine month period ending September 30, 1999, as well as an annual report on Form 10-KSB for the fiscal year ending December 31, 1999. Since Registrant has adopted the fiscal year of the accounting acquiror (Taconic) in the Acquisition, there is no change in the periods of the financial statements of the operating company and no transition report will be filed by Registrant in connection with this change in Registrant's fiscal year.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MONSTERDAATA.COM, INC.


                                    By: /s/ James Garfinkel
                                        ---------------------------------------
                                        James Garfinkel
                                        Vice-President, Secretary and Treasurer

Date: June 15, 1999


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